                                                                   Exhibit 10.71

                ENGINEERING LEASE - 201 TAMAL VISTA BOULEVARD,
                           CORTE MADERA, CALIFORNIA

                        HUNT BROTHERS LEASING, L.L.C.,
                                   Landlord

             WINCUP HOLDINGS, L.P., A DELAWARE LIMITED PARTNERSHIP
                                    Tenant

                                  May 1, 1997

                               TABLE OF CONTENTS

                                                                         Page
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1.   PARTIES.............................................................  1

2.   PREMISES............................................................  1

3.   ACCEPTANCE..........................................................  2

4.   RENT................................................................  2
     4.1  Base Rent......................................................  2
     4.2  CPI Increase...................................................  2
     4.3  Late Charge....................................................  2

5.   SECURITY DEPOSIT....................................................  3

6.   TERM................................................................  3

7.   USE, PURPOSE & COMPLIANCE WITH LAW..................................  3

8.   UTILITIES...........................................................  4

9.   ASSIGNMENT & SUBLETTING.............................................  5

10.  CONDITION OF PREMISES & REPAIRS.....................................  6

11.  ALTERATIONS.........................................................  6

12.  LIENS...............................................................  7

13.  SIGNS...............................................................  7

14.  RIGHT OF ENTRY......................................................  7

15.  INDEMNIFICATION.....................................................  8

16.  INSURANCE...........................................................  9
     16.1    Liability Insurance.........................................  9
     16.2    Casualty Insurance.......................................... 10
     16.3    Form of Policies............................................ 10
     16.4    Waiver of Subrogation....................................... 10

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
17.    ESTOPPEL CERTIFICATE.............................................. 11

18.    COMPLIANCE WITH LAWS.............................................. 11

19.    DAMAGE BY FIRE OR OTHER CASUALTY.................................. 11

20.    CONDEMNATION...................................................... 12

21.    INVOLUNTARY TERMINATION........................................... 13

22.    DEFAULT........................................................... 13

23.    ATTORNEY'S FEES................................................... 15

24.    HOLDING OVER...................................................... 15

25.    WAIVER............................................................ 16

26.    ABANDONMENT....................................................... 16

27.    PERSONAL PROPERTY, REAL PROPERTY, & OTHER TAXES................... 16

28.    PLATS & RIDERS.................................................... 16

29.    SALE BY LANDLORD.................................................. 17

30.    RIGHT OF LANDLORD TO PERFORM...................................... 17

31.    SURRENDER OF PREMISES............................................. 17

32.    MORTGAGE REQUIREMENTS............................................. 17

33.    NOTICES........................................................... 18

34.    ENTIRE AGREEMENT.................................................. 19

35.    CONSENT........................................................... 19

36.    ADDITIONAL PAYMENTS............................................... 19

37.    COVENANT OF QUIET ENJOYMENT....................................... 19

38.  ADDITIONAL TERMS AND CONDITIONS..................................... 19
     38.1  Environmental Inspection...................................... 19
     38.2  Financial Statements.......................................... 20
     38.3  Brokers....................................................... 20
     38.4  First Right of Negotiation to Purchase Building............... 20

                 ENGINEERING LEASE - 201 TAMAL VISTA BOULEVARD
                           CORTE MADERA, CALIFORNIA

                        HUNT BROTHERS LEASING, L.L.C.,
                                   Landlord

            WINCUP HOLDINGS, L.P., A DELAWARE LIMITED PARTNERSHIP,
                                    Tenant

                                  May 1, 1997

1.   PARTIES

     1.1 This Lease is entered into in the City of Corte Madera, County of Marin, State of California, between HUNT BROTHERS LEASING, L.L.C., Landlord, and WINCUP HOLDINGS, L.P., A DELAWARE LIMITED PARTNERSHIP, Tenant.

     1.2 Landlord's predecessor in interest, Hunt Brothers Leasing, a partnership, as landlord, and James River Paper Co., Inc., a Virginia corporation, as tenant, are parties to a lease dated November 8, 1989, as amended in August, 1992, covering the premises leased hereunder. Tenant is a subtenant of said premises, pursuant to a sublease entered into between Tenant and James River Paper Co., Inc. and pursuant to Landlord's Consent to Subleases dated as of January 23, 1996 entered into between Landlord and James River Paper Company, Inc. Upon the commencement of the term hereof, said lease, sublease and consent shall be terminated in their entirety and shall be of no further force or effect, with the exception that James River Paper Co., Inc. shall continue to be obligated for all obligations accrued under said lease prior to said termination date and Tenant shall continue to be obligated fro all obligations accrued under said sublease prior to said termination date.

     1.3 With respect to the security deposit that was delivered to Landlord at such time as the premises were originally subleased to Tenant, said security deposit shall be applied to the security deposit payable hereunder pursuant to paragraph 5 hereof, and any remaining balance shall be returned to Tenant (and not to James River Paper Co., Inc.) upon the termination of said lease dated November 8, 1989.


2.   PREMISES

     Landlord hereby leases to Tenant, and Tenant hires from Landlord, under the terms and conditions hereinafter set forth, those certain premises situated in the City of Corte Madera, California, commonly known as the south side of the building located at 201 Tamal Vista Boulevard, consisting of approximately 6,590 square feet, as more fully described in Exhibit "A", attached hereto, and made a part hereof (the "premises").

3.   ACCEPTANCE

     Tenant accepts the premises in their "as is" condition and state of repair and except as otherwise expressly provided herein, Landlord shall not be required to do any work thereto.

4.   RENT

     4.1  Base Rent.  Tenant shall pay to Landlord as rent in advance on the
          ---------
first day of each calendar month of the term of this Lease, without deduction, offset, prior notice or demand, the sum of Thirteen Thousand Three Hundred Thirty Dollars ($13,330) in lawful money of the United States. The rent shall be paid at the address set out after the name of the Landlord at the end of this Lease or such other address as shall be designated in writing by Landlord. If the date of commencement or expiration of the term of this Lease occurs on a day other than the first day of a calendar month, the rent at the monthly rate shall be prorated upon the basis which the number of days of the term of this Lease of such month bears to the total number of days in such month.

     4.2  CPI Increase.  On July 1, 1998 and on each subsequent each anniversary
          ------------
of the commencement date of the term of this Lease, the base rent payable for the upcoming year shall be increased to an amount equal to the product of the initial base rent of $13,330 multiplied by a fraction, the denominator of which shall be the Consumer Price Index (as hereinafter defined) figure published for June 1997, and the numerator of which shall be the Consumer Price Index figure for June of the adjustment year (provided that such fraction shall not in any event be less than 1). As used herein, the term "Consumer Price Index" shall mean the United States Department of Labor's Bureau of Labor Statistics' Consumer Price Index, All Urban Consumers, All-Items, for the San Francisco-Oakland-San Jose area (1982-84=100), or the successor of such index, or if no successor index is designated, then such other index as Landlord reasonably shall designate. Should Landlord lack sufficient data to make the determination specified herein on the date of any such adjustment, Tenant shall continue to pay the monthly rent payable immediately prior to such adjustment date. As soon as Landlord obtains the necessary data, it shall determine the rent payable from and after such adjustment date and shall notify Tenant of the adjustment in writing. Should the monthly rent for the period following such adjustment date exceed the amount previously paid by Tenant for such period, Tenant shall forthwith pay the difference to Landlord.

     4.3  Late Charge.  If Tenant shall fail to pay within ten (10) days from
          -----------
when due and payable any rent or other amounts or charges which Tenant is obligated to pay under this Lease, Tenant shall pay a late charge equal to six percent (6%) of such amount that is due. Tenant acknowledges that any late payments will cause Landlord to incur costs and expenses not contemplated under the Lease, but not limited to, administrative and collection costs, the exact amount of which is extremely difficult to fix. Therefore, Tenant agrees that the late charge described herein represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered by such non-timely payment. Acceptance of any late charge will not constitute a waiver of Tenant's default with respect to such non-payment by

Tenant or prevent Landlord from exercising any rights or remedies available to Landlord under the Lease. In addition to the late charges described herein, any payment made more than thirty (30) days after the due date shall also bear interest from and after the expiration of such 30 day period, until paid, at the rate of 1-1/2% per month.

5.   SECURITY DEPOSIT

     Upon Tenant's execution hereof, Tenant shall deposit with Landlord a sum equal to $13,330 as security for Tenant's faithful performance of its obligations under the Lease. Landlord and Tenant agree that the security deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer, or encumber the security deposit and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord.

     If Tenant fails to pay any amount when due and payable under the Lease, or fails to perform any of the terms and conditions of the Lease, Landlord may appropriate and apply or use all or any portion of the security deposit to cure the default, and Landlord may so apply or use the deposit without prejudice to any other remedy Landlord may have on account of Tenant's default or breach. If Landlord so uses any of the security deposit, Tenant shall, within ten (10) days after written demand therefor, restore the security deposit to the full amount originally deposited; Tenant's failure to do so shall constitute an act of default under the Lease. Within fifteen (15) days after the term of the Lease has expired and Tenant has vacated the Premises, provided Tenant is not then in default on any of its obligations hereunder, Landlord shall return the security deposit to Tenant.

6.   TERM

     The term of this Lease shall be for a period of seven (7) years commencing on July 1, 1997, and terminating on June 30, 2004.

7.   USE, PURPOSE & COMPLIANCE WITH LAW

     7.1 Tenant shall use and occupy the premises during the term for engineering activities and research and development, and all uses reasonably incidental thereto, and for no other purpose without the prior written consent of Landlord. Tenant shall not use or permit the premises or any part thereof to be used for any purpose other than the purpose for which the premises are leased.

     7.2 No use shall be made or permitted to be made of the premises or acts done by Tenant which will increase the existing rate of insurance on the premises or cause the cancellation of any insurance policy covering the premises or any part thereof. If any act on the part of Tenant or use of the premises by Tenant shall cause any increase of Landlord's insurance, such additional expense shall be paid by Tenant to Landlord upon demand. Tenant shall not sell or permit to be kept, used or sold in or about the premises any article which may be prohibited by the standard form of fire insurance policies.

     7.3 Tenant shall not commit or suffer to be committed any waste upon the premises or any public or private nuisance. Tenant shall not use the premises or permit the premises to be used in whole or in part for any purpose or use that is in violation of any of the laws, ordinances, regulations or rules of any public authority or organization at any time. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated such laws, ordinances, regulations or rules in the use of the premises shall be deemed to be a conclusive determination of fact as between Landlord and Tenant.

8.   UTILITIES

     Landlord, at Landlord's sole cost and expense, shall furnish the premises during normal business hours, as shall be determined by Landlord by regulations duly adopted by Landlord, and provided Tenant is not in default under any of the provisions of this Lease, all water, gas, heat, light (including light bulbs and tubes), electricity, sewage, air-conditioning, and janitorial service used in the premises. The interruption or curtailment of any such services shall not constitute constructive eviction and shall not entitle Tenant to the abatement of rent or to any other claim against Landlord when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for loss of business or injury to property however occurring, through or in connection with or incidental to failure to furnish any of the foregoing, unless such failure is caused by the gross negligence or the willful misconduct of Landlord. Tenant shall pay and provide for all services and utilities not furnished by Landlord.

     Tenant will not, without the written consent of Landlord, use any apparatus or device in the premises which will in any way increase the amount of electricity or water usually furnished or supplied for use of the premises for general office purposes or connect with electric current, except through existing electrical outlets in the premises, or water pipes, any apparatus or device for the purposes of using electric current or water. If Tenant shall require water or electric current in excess of that customarily furnished or supplied for general office purposes, Tenant shall first procure the consent of Landlord, and Landlord may but shall not be required to cause an electric current or water meter to be installed in the premises so as to measure the amount of excess electric current or water consumed by Tenant. The cost of any such meter and of installation, maintenance and repair thereof shall be paid by Landlord and Tenant agrees to pay to Landlord promptly upon demand therefor the cost of all such excess water and electric current consumed, as reasonably determined by Landlord or as shown by said meters, at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the excess electric current or water so consumed.

9.   ASSIGNMENT & SUBLETTING

     9.1 Except as otherwise permitted pursuant to this paragraph 9.1, Tenant shall not assign its interest in this Lease, without the prior written consent of Landlord, which consent Landlord may withhold in its sole, arbitrary and absolute discretion. Notwithstanding the foregoing, Tenant may assign its interest in this Lease to WinCup Holdings, Inc., a Delaware corporation, provided that such assignment is consummated in connection with the transfer of Tenant's business to said assignee. Said assignment is conditioned on said assignee executing an assignment document in form and substance acceptable to Landlord and which shall provide, among other things, that said assignee shall assume all of the obligations of Tenant hereunder, as a direct obligation to Landlord.

     9.2 Tenant shall not sublet the premises or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that in all events, any such subletting shall comply with each and every one of the following standards: (i) all rent and other sums payable under this lease must continue to be paid directly to Landlord by Tenant, notwithstanding any such subletting; (ii) all insurance coverage provided by Tenant hereunder shall not be adversely affected, or changed, as a result of any such subletting; (iii) the subtenant's use of the premises shall not be inappropriate or have any adverse impact on the premises, all as determined by Landlord in its sole discretion; (iv) the subtenant must have adequate financial resources, and have a good business reputation, all as determined by Landlord in its reasonable discretion; and (v) any such subtenant must otherwise meet the reasonable requirements of Landlord.

     9.3 No consent to any assignment of this lease, or any subletting of the premises, shall be deemed to be a consent to any subsequent assignment of this lease or to any subletting of the premises. Any such assignment or subletting shall be void and at the option of Landlord shall terminate this lease.

     9.4 No consent by Landlord to any assignment of this lease, or any subletting of the premises, shall relieve Tenant of any obligation to be performed by Tenant under this lease, whether arising before or after the assignment or subletting.

     9.5 Tenant shall reimburse Landlord on demand for all costs, expenses, and attorneys fees, incurred by Landlord in reviewing any proposal by Tenant to assign this lease or sublet all or any portion of the premises.

10.  CONDITION OF PREMISES & REPAIRS

     Tenant shall be deemed to have agreed by accepting occupancy that the premises are in good order, condition and repair. Tenant, at Tenant's expense, shall keep the premises in good order, condition and repair, including all fixtures and equipment installed by Tenant; provided, however, that Landlord shall be responsible for providing general maintenance and repair services, as are typically provided by landlords in connection with fully serviced office buildings. In the event Tenant fails to maintain the premises as set forth above, Landlord shall give Tenant notice to make such repairs. In the event Tenant fails to do so, Landlord shall have the option to make such repairs at the expense of Tenant. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, repair, decorate or paint the premises or any part thereof, except as set forth above in connection with its obligation as a landlord of a fully serviced office building.

11.  ALTERATIONS

     11.1 Tenant shall not make or suffer to be made any alterations or improvements to or of the premises or any part thereof without the written consent of Landlord being first had and obtained. Any alterations, additions, or improvements to or of the premises, including without limitation any partitions (floor to ceiling), and all wall to wall installed carpeting, shall at once become a part of the realty and belong to Landlord. Movable furniture, equipment and trade fixtures shall remain the property of Tenant.

     11.2 If Landlord consents to the making of any alterations, additions or improvements to the premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense and any contractor or person elected by Tenant to make the same must first be approved of in writing by Landlord. Upon the expiration or sooner termination of the term, Tenant, upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence shall remove any alterations, additions or improvements made by Tenant or its predecessors after June 24, 1986, together with its special equipment, including its special computer-related air conditioning units, and designated by Landlord to be removed, and Tenant, forthwith and with all due diligence, at its sole cost and expense, shall repair any damage to the premises caused by such removal.

12.  LIENS

     Tenant shall keep the premises and building of which the premises are a part free and clear from any liens from persons claiming by or through Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or material furnished by or at the direction of Tenant. In the event any lien is filed, Tenant shall do all acts necessary to discharge any liens within twenty (20) days of filing, or if Tenant desires to contest any lien, then Tenant shall deposit with Landlord such security as Landlord shall demand to insure the payment of the lien claim or procure and record a lien release bond issued by a corporation authorized to issue surety bonds in California in an amount equal to one and one-half times the amount of the claim of lien. The bond shall meet the requirements of California Civil Code Section 3143 and shall provide for the payment of any sums that the claimant may recover on the claim (together with costs of suit, if it recovers said costs in the action). In the event Tenant shall fail to pay any lien claim when due or shall fail to provide the deposit or other security to Landlord, then Landlord shall have the right to expend all sums necessary to discharge the lien claim, and Tenant shall pay additional rental, when the next rental payment is due, all sums expended by Landlord in discharging any lien, including attorney's fees and costs.

13.  SIGNS

     Except for any signs presently located on the premises, Tenant shall not place or permit to be placed in, upon, about or outside the premises any signs without the prior written consent of Landlord.

14.  RIGHT OF ENTRY

     14.1 Landlord and its agents shall have the right at any reasonable time upon giving written notice to Tenant (notice shall not be necessary in case of an emergency) to enter upon the premises so long as it does not interfere with the business activities of Tenant on the premises, for the purpose of inspection, serving or posting notices, maintaining the premises, making any necessary repairs, alterations or additions to any portion of the premises (including the erection and maintenance of scaffolding, partitions and repair of equipment as shall be required), complying with the laws, ordinances and regulations, protecting the premises, or for any other lawful purpose, including showing the premises to prospective purchasers or tenants and placing on the premises usual "for rent" or "for lease" signs during the last nine (9) months of the term.

     14.2 Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the premises, and other loss occasioned by such entry unless caused by Landlord's gross negligence or willful misconduct. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the premises, and any entry to the premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or detainer of the premises or an eviction of Tenant from the premises or any portion thereof.

15.  INDEMNIFICATION

     15.1 Landlord shall be free of all liabilities and claims for damage by reason of injury or death to any person or persons, including Tenant, or property of any kind whatsoever and to whomsoever belonging, including Tenant, from any cause or causes whatsoever, except for any liability and claim arising out of the gross negligence or intentional misconduct of Landlord, its agents or servants, while in, upon, or connected in any way with the premises, during the term of this Lease or any extension or renewal thereof, or any occupancy hereunder, and Tenant hereby agrees to indemnify, save harmless and defend Landlord from all liability, damages, loss, costs and obligations, including court costs and counsel fees, on account of or arising out of or alleged to have arisen out of, directly or indirectly, any such injuries, death or losses, however occurring, unless the same shall have been caused by or result from the gross negligence or intentional misconduct of Landlord, its agents or servants.

     15.2 Tenant covenants and agrees to comply with all laws as hereinafter defined relating to the storage, use, and disposal of hazardous materials on or about the premises. For purposes of this section, "hazardous material" means and includes any toxic or hazardous substance or waste, or ground or ground water contamination, as defined in, or for purposes of, any federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree, as now or at any time hereafter in effect, regulating, relating to, or imposing liability or standards of conduct concerning any toxic or hazardous substance or waste (hereinafter collectively referred to as "laws"), including hazardous material which must be removed or remediated prior to land development.

          In the event Landlord or Tenant, during the term hereof, receives an order or notification from any governmental or regulatory entity, or without an order or notification otherwise becomes aware of the existence of a release or threatened release of any hazardous material during the Lease term or any extension, in, on, or about the premise, Tenant, at its sole cost and expense, shall immediately take such action as Landlord or the applicable governmental or regulatory entity may deem appropriate or necessary to prevent any threatened release or to remediate any release of hazardous materials.

          Tenant shall indemnify, defend and hold Landlord harmless from and against any and all direct and indirect, actual and consequential, damages, costs, expenses, losses, demands, claims, liabilities, judgments, causes of action, proceedings or hearings, including all reasonable attorneys' fees and costs of investigation which arise from the use, disposal, emission, discharge, injection, spill, escape, leak, release, or threatened release of hazardous materials on or about the premises during the term hereof or any extension thereof.

          As between Landlord and Tenant, the provisions of this section shall survive the expiration or earlier termination of this Lease, including any Lease extension.

16.  INSURANCE

     16.1 Liability Insurance.  Tenant shall procure at its sole cost and
          -------------------
expense and keep in full force and effect throughout the term of this Lease, Commercial General Liability Insurance protecting Landlord and Tenant, and covering the use and occupancy of the premises and all areas adjacent thereto, and the business operated by Tenant therein. Such insurance (i) shall include broad form contractual liability insurance coverage insuring all of Tenant's indemnity obligations under this Lease, (ii) shall have a minimum combined single limit of liability (including umbrella coverage) of at least Ten Million Dollars ($10,000,000), (iii) shall be written to apply to all bodily injury, property damage, personal injury and other loss, however occasioned, occurring during the policy term, (iv) shall be endorsed to add Landlord as an additional insured, and (v) shall provide that such coverage is primary and that any insurance maintained by Landlord is excess insurance only. Such insurance shall also contain endorsements: (i) deleting any employee exclusion on personal injury coverage; (ii) including employees as additional insured; and (iii) providing coverage for employer's automobile non-ownership liability. Tenant shall also maintain Workers' Compensation insurance in accordance with California law, and employers liability insurance with a limit no less than $1,000,000 per employee and $1,000,000 per occurrence. The limits of said Commercial General Liability insurance policy shall not limit the liability of Tenant nor relieve Tenant of any obligations of Tenant otherwise existing under this Lease. If at any time during the term, the amount or coverage of insurance which Tenant is required to carry under this Section 16.1 is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or lessees of properties which are similar to and operated for similar purposes as the premises, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Section.

     16.2 Casualty Insurance. Tenant further agrees to procure at its sole cost
          ------------------
and expense and keep in full force and effect throughout the term of this Lease, a policy of "all risk" casualty insurance (ISO form CP1030 or such other form as is reasonably acceptable to Landlord), in the name of Landlord, with loss payable to Landlord, insuring against loss or damage to the premises. Such insurance shall be for the full replacement cost thereof, as agreed to by Landlord and adjusted from time to time to reflect increased replacement costs, and shall insure against all risks of direct physical loss or damage (except the peril of earthquake), including coverage for any additional costs resulting from debris removal and coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of the premises. Said policy shall also contain an agreed valuation provision in lieu of any co-insurance clause, and shall include coverage for the benefit of Landlord insuring the loss of the full rental and other charges payable under this lease for not less than one year. With respect to any deductibles, it is specifically agreed that Tenant shall be responsible for paying all deductibles if a casualty occurs, unless such casualty resulted from or was caused by the gross negligence or intentional misconduct of Landlord or its agents or servants.

     16.3 Form of Policies.   All insurance policies required to be carried
          ----------------
under this Lease shall be written by companies (i) rated A or better in "Best's Insurance Guide" and (ii) authorized to do business in California, and shall name any lenders or parties designated by Landlord as additional insureds. Any deductible amounts under any insurance policies required hereunder shall be subject to Landlord's prior written approval. Tenant shall deliver to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration date of expiring policies, or whenever there is a change of insurers or insurance coverage, and at such other times as Landlord may reasonably request, certified complete copies of its insurance policies, or, if acceptable to Landlord, a certificate evidencing the same issued by the insurer thereunder; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates to Landlord in a prompt and timely manner, Landlord may, at its option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as additional rent.

          Any policy required to be maintained by Tenant under this Lease may be maintained under a so-called "blanket policy" insuring other parties and/or other locations, so long as the amount of insurance and type of coverage required to be provided hereunder is not thereby diminished, changed or adversely affected.

     16.4 Waiver of Subrogation.    Tenant and Landlord hereby release each
          ---------------------
other and their respective officers, agents and employees from any and all claims and demands for loss, damage, expense or injury to the premises, as well as the furnishings, fixtures and equipment located on the premises, which is caused by or results from events or happenings which are the subject of casualty insurance carried by the respective parties in force at the time of any such loss.

17.  ESTOPPEL CERTIFICATE

     Tenant and Landlord shall execute, acknowledge and deliver to the other party at any time within ten (10) days after request by such party, a statement in writing certifying, if such be the case, that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified), the date of commencement of this Lease, the dates on which rent has been paid, and such other information as the requesting party shall reasonably request.

18.  COMPLIANCE WITH LAWS

     Tenant, at Tenant's sole cost, shall comply with all laws, ordinances, orders and regulations of all governmental authorities with respect to Tenant's use and occupation of the premises. Landlord shall comply at its expense with such items not related to Tenant's particular use of the Premises. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, orders or regulations, shall be deemed to be conclusive as to Landlord and Tenant.

19.  DAMAGE BY FIRE OR OTHER CASUALTY

     19.1 Except as otherwise provided herein, in the event of any damage causing a partial or total destruction of the premises during the term of this Lease from any cause that is an insured risk and provided the repairs can be made under the applicable laws and regulations of governmental authorities, Landlord shall repair said damage promptly; provided, however, that if such destruction or damage is "major destruction or damage," Landlord may terminate this Lease on 90 days' notice to Tenant. "Major destruction or damage" hereunder shall refer to destruction of or damage to the premises, the reasonable cost of repair of which exceeds two hundred fifty thousand dollars ($250,000). During any repair or restoration this Lease shall remain in full force and effect and the rent payable under this Lease shall only be abated to the extent such rent abatements are covered by insurance proceeds.

     19.2 If the cause of such damage is not an insured risk, was not caused by the gross negligence or intentional misconduct of Landlord, its agents or servants, and the cost of repair is less than or equal to One Hundred Thousand Dollars ($100,000.00) and provided such repairs can be made under the applicable laws and regulations of governmental authorities, Tenant shall pay to Landlord the cost of repairing such damage and Landlord shall cause such repair to be made. If the cause of such damage is not an insured risk, was not caused by the gross negligence or intentional misconduct of Landlord, its agents or servants, and the cost of repair is more than One Hundred Thousand Dollars ($100,000.00), Tenant may elect not to pay the cost to repair such damage by giving at any time within thirty (30) working days after the date of such damage and terminating this Lease as of a date to be specified in such notice, which date shall not be less than thirty (30) nor more than sixty (60) working days after the giving of such notice; provided, however, if Landlord elects to pay the additional cost over $100,000 to complete the repairs, Landlord shall proceed to make the repairs and the Lease shall remain in full force and effect. In the event of the giving of such notice of termination, this Lease and all interest of Tenant in the premises shall terminate on the date so specified in such notice, and the rent shall be paid up to date on such termination. Landlord agrees to refund to Tenant any rent theretofore paid for any period of time subsequent to such date. Landlord shall not be required to repair any injury or damage by fire or other cause to the property of Tenant, or to make any repairs to or replacements of any panelings, decorations, railing, floor coverings or any improvements installed on the premises by Tenant. Landlord shall be responsible for repairing all uninsured damage that was caused by or resulted from the gross negligence or intentional misconduct of Landlord, its agents or servants.

     19.3 All proceeds from any insurance policy or policies referred to in
Section 16 hereof, and any amounts agreed to as deductibles thereunder, payable pursuant to this Section 19 shall be paid by Tenant to Landlord within ten (10) days following the receipt of such proceeds by Tenant and before Landlord is required to make any of the repairs.

     19.4 In respect of any damage or destruction which Landlord is obligated to repair or may elect to repair under the terms of this paragraph, the provisions of any statute or law permitted Tenant to terminate this Lease are waived by Tenant, and Tenant specifically waives the provisions of Sections 1932, Subdivision 2, and 1933, Subdivision 4, of the Civil Code of California.

20.  CONDEMNATION

     20.1 If the whole or any part of the premises shall be taken for public or quasi-public use by right of eminent domain, with our without litigation, or transferred by agreement in connection with such public or quasi-public use, this Lease, as to the part so taken or condemned or transferred, shall terminate as to the date title shall vest in the condemnor and the rent payable hereunder shall be adjusted so that Tenant shall be required to pay for the remainder of the term only such portion of the rent as the area in the part remaining after the taking or condemnation bears to the area of the entire premises as of the date title shall vest in condemnor.

     20.2 Except as herein provided, all compensation of any form awarded upon such condemnation or taking shall go to Landlord and Tenant shall have no claim thereto, and Tenant hereby irrevocably assigns and transfers to Landlord any right to compensation or damages to which Landlord may become entitled during the term hereof by reason of the condemnation of all or part of the premises. Notwithstanding the foregoing, Tenant reserves the right to file a separate claim for moving expenses and any other compensation it is entitled to receive as a result of such taking or condemnation and (i) which is not related to its leasehold estate and (ii) does not reduce the compensation otherwise payable to Landlord. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

     20.3 In the event any such taking or condemnation shall materially interfere with Tenant's use of the premises, Tenant, upon not less and 60 days' written notice to Landlord, shall have the right to terminate this Lease and rent shall be payable only to the date Tenant vacates the premises.

21.  INVOLUNTARY TERMINATION

     This Lease, at the option of Landlord and after the expiration of any applicable cure period, shall immediately cease and terminate upon the happening of any of the following events:

     (a) The filing of a petition for any proceeding under the Bankruptcy Act or any amendment thereto by Tenant.

     (b) A finding or judgment of insolvency of Tenant which has become final.

     (c) A general assignment for the benefit of creditors by Tenant.

     (d) The levying of a writ of execution on a substantial portion of the assets of Tenant located on the premises, which is not discharged within sixty
(60) days after the date of said levying.

     Upon the happening of any such event and the expiration of the applicable cure period, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by reason of any voluntary or involuntary bankruptcy proceedings nor shall any rights or privileges hereunder be as asset of Tenant in any bankruptcy, insolvency or reorganization proceedings.

22.  DEFAULT

     22.1 If (a) Tenant's interest or any part of his interest, in this Lease be assigned or transferred, either voluntarily or by operation of law, except with Landlord's consent, or as provided in paragraph 9, or (b) Tenant, after notice fails to remedy any default (1) in the payment of any sum due under this Lease for ten (10) days, or (2) in the keeping of any other term, covenant or condition of this Lease with all reasonable dispatch (within thirty (30) days or such longer period as is reasonably necessary), then, in addition to any other remedy Landlord may have by operation of law, Landlord shall have the right, without any further demand or notice, either to terminate Tenant's right to possession of the premises and thereby terminate this Lease or to have this Lease continue in full force and effect with Tenant at all times having the right to possession of the premises.

     22.2 (A) Should Landlord elect to terminate Tenant's right to possession of the premises and terminate this Lease, then Landlord shall have the immediate right of entry and may remove all persons and property from the premises. Such property to be removed may be stored in a public warehouse or elsewhere at the cost and for the account of Tenant. Upon such termination, Landlord, in addition to any other rights and remedies, shall be entitled to recover from Tenant:

               (1) The worth at the time of award of the unpaid rent which had been earned at the time of termination;

               (2) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

               (3) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for such period that Tenant proves could be reasonably avoided;

               (4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom.

               Any proof by Tenant under Subparagraphs (2) or (3) of Subdivision
(a) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the premises and in the same geographic vicinity and such two real estate brokers shall select a third licensed real estate broker and the three licensed real estate brokers so selected shall determine the amount of rental loss that could be reasonably avoided for the balance of the term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto. As used herein, the term "time of award" shall mean either the date upon which Tenant pays to Landlord the amount recoverable by Landlord as hereinabove set forth or the date of entry of any determination, order or judgment of any court or other legally constituted body, or of any arbitrators determining the amount recoverable, whichever first occurs.

          (B) Should Landlord, following any breach or default of this Lease by Tenant, elect to keep this Lease in full force and effect, with Tenant retaining the right to possession of the premises (notwithstanding the fact that Tenant may have abandoned the leased premises), then Landlord, besides all other rights and remedies Landlord may have at law or in equity, shall have the right to relet the premises, or any part of the premises, as the agent and for the account of Tenant upon such terms and conditions as Landlord may deem advisable, in which event the rents received on such reletting shall be applied first to the expenses of such reletting and collection, including necessary renovation and alteration of the premises, reasonable attorney's fees, any real estate commissions paid, and thereafter to payment of all sums due or to become due Landlord under this Lease, and if a sufficient sum shall not be thus realized to pay such sums and other charges, Tenant shall pay Landlord any deficiency monthly, notwithstanding Landlord may have received rental in excess of the rental stipulated in this Lease in previous or subsequent months, and Landlord may bring an action therefore as such monthly deficiency shall arise. Notwithstanding any such election to have this Lease remain in full force and effect, Landlord may at any time thereafter elect to terminate Tenant's right to possession of said premises and thereby terminate this Lease for any previous breach or default which remains uncured, or for any subsequent breach or default.

     22.3 The "worth at the time of award" of the amount referred to in subparagraphs (1) and (2) above is computed by allowing interest at the rate of 10% per annum. The worth at the time of award of the amount referred to in subparagraph (3) above is computed by discounting such amount at the discount rate of Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

23.  ATTORNEY'S FEES

     Tenant agrees that if Landlord is involuntarily made a defendant to any litigation concerning this Lease or the premises by reason of any act or omission of Tenant and not because of any act or omission of Landlord, then Tenant shall hold harmless Landlord from all liability by reason thereof, including reasonable attorney's fees incurred by Landlord, in such litigation and all taxable court costs. If legal action shall be brought by either of the parties hereto for the unlawful detainer of the premises, for the recovery of any rent due under the provisions of this Lease, or because of any breach of any term, covenant or provision hereof, the party prevailing in said action (Landlord or Tenant as the case may be) shall be entitled to recover from the party not prevailing costs of suit and a reasonable attorney's fee which shall be fixed by the Judge of the Court.

24.  HOLDING OVER

     Any holding over after the expiration of the term of this Lease by Tenant shall be deemed to be a tenancy from month to month upon the same terms and conditions set forth herein, except that the monthly rent payable hereunder pursuant to paragraph 4 shall be increased to 125% of such amount during any such holding-over period.

25.  WAIVER

     No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of Landlord, and any waiver or the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance of all or any portion of rent at any time shall not be deemed to be a waiver of any covenant, term or condition except as to the rent payment accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

26.  ABANDONMENT

     Tenant shall not vacate or abandon the premises at any time during the term hereof, and if Tenant shall abandon, vacate or surrender the premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

27.  PERSONAL PROPERTY, REAL PROPERTY, & OTHER TAXES

     Tenant shall pay, before delinquency any and all taxes levied or assessed and which become payable during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property located in the premises, including carpeting installed by Tenant even though said carpeting has become part of the leased premises; and any and all taxes or increases therein levied or assessed on Landlord or Tenant by virtue of alterations, additions or improvements to the premises made by Tenant after the date hereof. In the event said taxes are charged to or paid or payable by Landlord, then Tenant shall reimburse Landlord for all such taxes paid by Landlord.

28.  PLATS & RIDERS

     Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

29.  SALE BY LANDLORD

     In the event of a sale or conveyance by Landlord of the premises, the same shall operate to release Landlord from any liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant arising after the date of such sale or conveyance, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. If any security be given by Tenant to secure the faithful performance of all or any of the covenants of this Lease on the part of Tenant, Landlord may transfer and/or deliver the security, as such, to the successor in interest of Landlord, and thereupon Landlord shall be discharged from any further liability in reference thereto.

30.  RIGHT OF LANDLORD TO PERFORM

     All covenants and agreements to be kept or performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent, except as otherwise expressly provided herein. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for thirty
(30) days after notice thereof by Landlord, Landlord may, but shall not be obligated to, and without waiving any default of Tenant or releasing Tenant from any obligations of Tenant hereunder, make any such payment or perform any such act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by the Landlord and all necessary incidental costs, together with interest thereon at 12% per annum from the date of such payment by the Landlord, shall be paid to Landlord forthwith on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rent.

31.  SURRENDER OF PREMISES

     The voluntary and other surrender of this Lease by Tenant or a mutual cancellation thereof shall not work a merger, and, at the option of Landlord shall terminate all or any existing subleases or subtenancies, or at the option of Landlord may operate as an assignment to Landlord of any or all such subleases or subtenancies.

32.  MORTGAGE REQUIREMENTS

     Landlord represents to Tenant that on the date this Lease is executed, the premises are not encumbered by or subject to any mortgages, deeds of trust, or ground leases. This Lease shall, however, be subject and subordinate at all times to all ground or underlying leases which may hereafter be executed affecting the building and/or the land upon which the building is situated and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever hereafter placed on or against said building and/or land or on or against the Landlord's interest or estate therein or on or against any ground or underlying lease without the necessity of having further instruments on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver, upon demand, such further reasonable instruments evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any such mortgages or deeds of trust as may be required by Landlord. Tenant hereby irrevocably appoints Landlord the attorney in fact of the Tenant to execute and deliver any such instrument or instruments for or in the name of Tenant. In the event any mortgagee shall elect to have this Lease a prior lien to its mortgage, then and in such event, upon such mortgagee notifying the Tenant in writing to that effect, this Lease shall have priority of the lien of such mortgage to the same extent as if the sane have been placed on record prior to such mortgage. In the event of any sale, assignment or hypothecation of the building of which the demised premises are a part, and/or of any leasehold interest therein by Landlord, a statement shall be required from Tenant as to offsets against the Landlord, Tenant agrees to furnish said statement to the party demanding the same accurately and promptly. In the event of termination of any ground or underlying lease, or in the event of sale, foreclosure or exercise of any power of sale under any mortgage or deed of trust superior to this Lease or to which this Lease is subject or subordinate, Tenant covenants and agrees that it will, upon request by the purchaser, attorn to the purchaser upon any foreclosure or sale and recognize such purchaser as the Landlord under this Lease, it being the intent hereof that if this Lease should be terminated by such foreclosure or sale, it shall, upon request by the purchaser be reinstated as a Lease between the purchaser and the Tenant. Tenant, upon request of any party in interest, shall execute such reasonable instrument or instruments as shall be requested to carry out the requirements of this paragraph. Landlord will obtain non-disturbance agreements from all parties to whose interest this Lease may hereafter be subordinated.

33.  NOTICES

     All notices or demands of any kind required or desired to be given to Landlord or Tenant hereunder shall be in writing and shall be deemed delivered twenty-four (24) hours after the notice or demand is deposited in the United States mail, postage prepaid, and addressed to Tenant at the address of the premises, whether or not Tenant has departed therefrom, abandoned or vacated the premises and as to Landlord at the address designated after the name of the Landlord at the end of this Lease, or such other address as shall be designated by either party in compliance with the provisions of this paragraph.

34.  ENTIRE AGREEMENT

     This Lease constitutes the entire agreement between Landlord and Tenant and no promises or representations, express or implied, either written or oral, not herein set forth shall be binding upon or inure to the benefit of Landlord or Tenant. This Lease shall not be modified by any oral agreement, either express or implied, and all modifications shall be in writing and signed by both Landlord and Tenant.

35.  CONSENT

     Except as otherwise specifically set forth herein, whenever Landlord's consent shall be required herein, such consent shall not be unreasonably withheld or delayed.

36.  ADDITIONAL PAYMENTS

     Wherever Tenant is called upon to make additional payments under this Lease in addition to those specified in paragraph 4, Landlord will deliver with the invoice or bill therefor adequate detail showing Tenant's pro rata share.

37.  COVENANT OF QUIET ENJOYMENT

     Landlord covenants that Tenant will quietly and peaceably have, hold and enjoy the premises in accordance with the terms of this Lease throughout the term from any person or entity claiming by or through Landlord, so long as Tenant is not in default hereunder.

38.  ADDITIONAL TERMS AND CONDITIONS

     38.1 Environmental Inspection.  Tenant shall, at its sole expense, submit
          ------------------------
to periodic inspections by Landlord or its agents, on reasonable notice, to assure compliance by Tenant with all of the terms and conditions of the Lease, including but not limited to, all laws, ordinances, and regulations applicable to Tenant in its operation at the premises, and including, but not limited to, those concerning environmental matters. In the event any "Phase 1" or equivalent environmental inspection commissioned by Landlord shall disclose a possibility of environmental inspection commissioned by Landlord shall disclose a possibility of environmental contamination for which Tenant would be responsible, Tenant shall (i) reimburse Landlord for the cost of such inspection, (ii) pay for such additional inspections as may be necessary, and
(iii) pay for all costs and expenses as may be necessary, and (iii) pay for all costs and expenses as may be necessary to cause Tenant to comply with this paragraph and paragraph 15.2. In the event any "Phase 1" or equivalent environmental inspection concludes that Tenant is in compliance with its environmental obligations under this Lease and that no further investigation is required, the cost of such inspection shall be paid for Landlord.

     38.2 Financial Statements.     Tenant shall provide Landlord with its
          --------------------
quarterly financial statements, and audited annual financial statements, throughout the term of this Lease. Said quarterly statements shall be delivered to Landlord within thirty (30) days after the end of the applicable quarter and said audited annual financial statements shall be delivered to Landlord within sixty (60) days after the end of the applicable fiscal year.

     38.3 Brokers.  Tenant represents and warrants that it has not dealt with
          -------
any broker or agent in connection with the leasing transaction described herein. Tenant covenants and agrees to pay, hold harmless, and indemnify Landlord from and against any and all costs, expenses or liabilities for any compensation, commission and charges claimed by any broker or agent with respect to this Lease or the negotiation hereof with whom Tenant had dealings.

     38.4 First Right of Negotiation to Purchase Building.  Provided Tenant is
          -----------------------------------------------
not then in default beyond any applicable notice or grace periods under this Lease, Tenant shall have a first right of negotiation to purchase the building in which the premises are located ("Building") during the Term of this Lease on the and conditions set forth herein.

          In the event Landlord desires to sell the Building, either separately or in combination with other properties owned by Landlord and which are leased by Tenant, Landlord shall notify Tenant of such desire. Upon receiving such notice, Tenant shall have thirty (30) days within which to negotiate with Landlord for the purchase of the Building (or combination of Buildings) on such terms and conditions as are acceptable to Landlord, and which may involve, among other things, Tenant cooperating with Landlord so as to consummate the transaction as a like-kind exchange to Landlord. In the event a written agreement for the purchase and sale is not entered into within said thirty (30) day period, Tenant shall have no further right of first negotiation (this paragraph thereafter being null, void and of no further force or effect) and Landlord shall be entitled to sell the Building to any other party on any other terms in order to allow Landlord to maximize its return from its ownership of the Building. It is specifically understood and agreed that Landlord may thereafter enter into transactions on terms and conditions that are different than those proposed to or by Tenant without incurring any liability or obligation to Tenant. This first right of negotiation is intended solely to allow the parties an opportunity to negotiate for the sale of the Building to Tenant and is not intended to restrict the rights of either party in the event a final and binding agreement does not result within the above-described thirty
(30) day time period as a result of negotiations initiated pursuant to this paragraph. Landlord and Tenant do, however, agree that the above-referenced negotiations shall be conducted in good faith and with due diligence.

IN WITNESS WHEREOF Landlord and Tenant have executed this Lease the day and year first above written.

LANDLORD                            TENANT
--------                            ------

HUNT BROTHERS LEASING, LLC          WinCup Holdings, L.P., a Delaware Limited
                                    Partnership

By: [SIGNATURE APPEARS HERE]        By:  WinCup Holdings, Inc.
   --------------------------
                                         General Partner

Landlord's Address for Notice:
                                    By: [SIGNATURE APPEARS HERE]
                                    -----------------------------
240 Tamal Vista, Suite 250                              , President
Corte Madera, CA  94925

                                    By: [SIGNATURE APPEARS HERE]
                                    -----------------------------
                                                        , Secretary
Approved as Paragraphs 1.2 and 1.3:

James River Paper Co., Inc.


By: [SIGNATURE APPEARS HERE]
    ------------------------

                                   EXHIBIT A
                                   ---------

                     [Map of Leased Premises Appears Here]

                                      -22-